                         LEHMAN BROTHERS HOLDINGS INC.




                                 1994 AGREEMENT

                                 April 27, 1994

Nippon Life Insurance Company
1-1, Yurakucho 1-chome
Chiyoda-ku
Tokyo, 100
Japan

Ladies and Gentlemen:

     Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you with respect to the issuance by the Company to you of an aggregate of 3,492,858 shares (the "Common Shares") of the Company's common stock, par value $0.10 per share ("Common Stock") and 72 shares of the Company's Redeemable Voting Preferred Stock (the "Preferred Shares" and, together with the Common Shares, the "Shares") and its sale to you of a 7.24% interest in certain agreements between the Company and Smith Barney Shearson, Inc. (the "Interest"), and American Express Company, a New York corporation ("Amexco"), at present the owner of all the Common Stock, hereby confirms with you certain related agreements set forth herein. On the basis of the representations, warranties and agreements herein contained, and upon the terms and subject to the conditions herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, the Shares and the Interest. Initially capitalized terms not otherwise defined in this Agreement shall have the definitions assigned thereto in the Certificate of Designation, Powers, Preferences and Rights creating the Redeemable Preferred Shares, a copy of which is attached hereto as Exhibit A (the "Preferred Share Certificate" and, with the Amended and Restated Certificate of the Designation, Powers, Preferences and Rights of the Cumulative Convertible Voting Preferred Stock, Series A (the "Series A Preferred Stock") in the form of Exhibit B hereto (the "Series A Certificate"), the "Certificates").

     Section 1.  Representations and Warranties.

     (a) The Company represents and warrants to Nippon Life Insurance Company ("NLI") that:

     (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

     (ii) This Agreement and each of the Existing Documents (as defined in paragraph (vi) below) has been duly authorized,

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executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be affected by bankruptcy and other similar laws affecting creditors' rights generally and by general principles of equity.

     (iii) The execution and delivery of this Agreement and each of the Existing Documents, the issuance and delivery of the Shares and the transfer of the Interest hereunder and the issuance and delivery of the Common Stock issuable on conversion thereof (the "Conversion Shares"), the Warrant and the Common Stock issuable on exercise thereof (the "Warrant Shares"), the consummation by the Company of the transactions contemplated herein and in the Existing Documents and compliance by the Company with the terms of this Agreement, the Existing Documents and the Certificates do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any significant subsidiary thereof under (A) the Restated Certificate of Incorporation or By-laws of the Company or (B) any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, except, with respect to this clause
(B), such conflicts, breaches, defaults or liens which individually and in the aggregate will not have a material and adverse effect on the investment by NLI contemplated hereby or on NLI's rights hereunder.

     (iv) No filing, authorization, approval, consent, order, registration, qualification or license of or with any court or governmental regulatory body or authority (other than such consents, approvals, authorizations, registrations, qualifications or filings as have been made or obtained or as may be required under the securities or blue sky laws of the various states and filings referred to under Section 4(e) hereof (including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and other than the filing of the Certificates with the Secretary of State of the State of Delaware) is required for (A) the valid authorization, issuance, sale and delivery of the Shares and the transfer of the Interest hereunder and sale of the Conversion Shares, the Warrant and the Warrant Shares, (B) the valid execution and delivery by the Company of this Agreement or (C) the consummation by the Company of the transactions contemplated in this Agreement except with respect to registration rights contained in the 1990 Agreement and filings for listing the Common Stock.

     (v) The Shares, the Series A Preferred Stock, the Conversion Shares and the Warrant Shares have been validly




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authorized, and the Series A Preferred Stock is, and the Shares, upon payment therefor as provided in this Agreement, the Conversion Shares on issuance pursuant to the Series A Certificate and the Warrant Shares on issuance pursuant to the Warrant will be, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and none of the Shares will be subject to any lien, charge or encumbrance or any other claim of any third party arising out of any act of the Company. The Common Stock will be listed on the New York Stock Exchange.

     (vi) When issued, the Preferred Shares, and when the Series A Certificate is filed the Series A Preferred Stock, will have such designation, preferences, limitations and relative rights as set forth in the respective Certificates and such shares and such designation, preferences, limitations and relative rights are valid under Delaware law. Except to the extent set forth in the Investment Agreement, dated as of April 15, 1987, by and among NLI, the Company and Amexco, as such agreement has been amended through the date hereof (the "Investment Agreement" and with the 1990 Agreement between NLI and Amexco (the "1990 Agreement") and the Warrant referred to in Section 2(d), the "Existing Documents"), no stockholders of the Company have any preemptive or similar rights with respect to the Shares.

     (vii) The Company does not have any Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933 (the "Act")), except for Lehman Brothers Inc., Lehman Commercial Paper Inc. and Lehman Government Securities Inc. (the "Named Subsidiaries").

     (viii) Neither the Company nor any of the Named Subsidiaries is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.

     (ix) The authorized, issued and outstanding capital stock of the Company (as defined in the S-1 referred to below) are as described in the Registration Statement on Form S-1 (Registration No. 33-52977) filed by the Company under the Act (as amended by one or more amendments in the form heretofore furnished to NLI, the "S-1"). All such outstanding shares are or will at the time of the Distribution referred to in the S-1 be duly and validly issued and are or will at the time of such Distribution be fully paid and nonassessable. Except as set forth in the S-1, (A) there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person to purchase or otherwise acquire any stock of the Company or any Named Subsidiary; (B) there are no




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obligations or securities convertible into or exchangeable for shares of any stock of the Company or any Named Subsidiary or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities; and (C) there are no preemptive or similar rights to subscribe for or to purchase any stock of the Company or any Named Subsidiary.

     (x) The financial statements included in the S-1 have been prepared in conformity with generally accepted accounting principles and fairly present in all material respects the consolidated financial position and results of operations and changes in financial position of the Company and its subsidiaries as of the dates and for the periods indicated. Except as may be disclosed in the S-1, since December 31, 1993, the Company and its subsidiaries taken as a whole have not suffered any material adverse change in their properties, business, operations, assets, liabilities or condition (financial or other).

     (xi) The S-1 contains no untrue statement of a material fact and does not omit to state a material fact necessary to make the statements contained therein not misleading.

     (xii) The sale of the Shares hereunder is exempt from the registration and prospectus delivery requirements of the Act. The Company agrees that neither it, nor anyone acting on its behalf, will offer any securities for issuance or sale if the sale of the Shares and any such securities would be integrated as a single offering resulting in a violation of the Act.

     (b)  NLI represents and warrants to the Company that:

     (i) NLI has been duly incorporated and is validly existing and in good standing as a corporation under the laws of Japan.

     (ii) This Agreement has been duly authorized, executed and delivered by NLI and is enforceable against NLI in accordance with its terms, except as such enforceability may be affected by bankruptcy and other similar laws affecting creditors' rights generally and by general principles of equity.

     (iii) The execution and delivery of this Agreement and the consummation by NLI of the transactions contemplated herein and compliance by NLI with the terms of this Agreement do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of NLI or any significant subsidiary thereof under (A) the charter or similar instrument of NLI or (B) any existing applicable law, rule or regulation or any





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judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over NLI or any of its properties, except, with respect to this clause (B), such conflicts, breaches, defaults or liens which individually and in the aggregate will not have a material and adverse effect on the business of NLI and its subsidiaries taken as a whole.

     (iv) No filing, authorization, approval, consent, order, registration, qualification or license of or with any court or governmental regulatory body or authority (other than the consent of the Bank of Japan and the Ministry of Finance (which NLI will use reasonable efforts to obtain), such consents, approvals, authorizations, registrations, qualifications or filings as have been made or obtained, filings to be made in the ordinary course and the filings referred to in Section 4(e)) is required for (A) the valid execution and delivery by NLI of this Agreement or (B) the consummation by NLI of the transactions contemplated in this Agreement.

     Section 2.  Sale and Delivery to NLI; Closing.

     (a) At 10:00 A.M., New York City time, on __________, 1994, or such other time or date agreed to by the parties hereto (the "Closing Date"), delivery of certificates for the Shares and sale of the Interest, against receipt by the Company of the consideration therefor, shall be made at the offices of the Company or such other place as shall be agreed upon by NLI and the Company.
The consideration for the issuance of the Shares and sale of the Interest is $89,160,406 to be paid to the Company hereunder. In addition, in connection with the sale of the Shares and the Interest by the Company to NLI, NLI will agree to make additional payments in respect of the Interest as set forth in that certain letter agreement between NLI and Amexco to be dated the Closing Date in the form heretofore agreed (the "Letter Agreement"). Payment of the cash portion of such consideration owing to the Company shall be made by wire transfer of immediately available funds to Account No. 056-23-787 maintained by the Company at Morgan Guaranty Trust Company of New York (ABA routing number 021-000-238). Contemporaneously therewith, the Agreement in Connection with Assignment in the form of Exhibit C hereto and the Assignment Agreement in the form of Exhibit D hereto (together, the "Assignment Agreements") shall be executed and delivered by the parties hereto.

     (b) The certificates representing the Shares will be issued in fully registered form and registered in the name of NLI or its nominee in accordance with the Company's Restated Certificate of Incorporation.





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     (c)  Each certificate representing the Shares will contain a legend stating that no sale, pledge, hypothecation or other transfer of such Shares shall be made except in a transaction that is registered under the Act or in a transaction that is not subject to, or that is exempt from, the registration requirements of the Act. The Company will issue to NLI or any transferee of NLI new certificates representing Shares which do not contain such a legend if the Shares in question are sold pursuant to an effective registration statement or pursuant to Rule 144, or otherwise in a manner that does not require registration under the Act.

     (d) At the closing, the Company shall deliver to NLI an amended warrant to purchase Common Stock dated the Closing Date in the form attached hereto as Exhibit D-1 ("the Warrant").

     (e)  If at the closing any of the conditions to the closing specified in
Section 4 of this Agreement shall not have been fulfilled or if the closing fails to occur on or before July 31, 1994, NLI shall, at its election and notwithstanding anything to the contrary in this Agreement, be relieved of all further obligations under this Agreement.

     (f) At the closing, Amexco shall pay to an account designated by NLI (or at its option credit against NLI's obligation under the Letter Agreement in accordance with the terms thereof) $3,620,000.

     Section 3. Covenants of the Company. The Company hereby covenants and agrees as follows:

     (a) Before the closing, the Company shall file an amendment to its certificate of incorporation in the form attached hereto as Exhibit E (the "Charter Amendment"), and immediately thereafter shall file the Certificates, with the Secretary of State of the State of Delaware without modification to the forms thereof attached hereto (except that the Charter Amendment may be combined with the Series A Certificate in a manner satisfactory to NLI).

     (b) So long as NLI or any of its affiliates is the holder of any Shares, and notwithstanding anything contained herein or in the Certificate or in the Charter Amendment to the contrary, the Company will, if so requested, pay all dividends and other sums becoming due on any of the Shares registered in the name of NLI or any affiliate of NLI by wire transfer of immediately available funds to an account designated in writing by such holder not less than 10 days preceding the payment date thereof or by such other method as NLI (or such affiliate) shall have from time to time specified to the Company in writing at least 10 days prior to the date such payment shall be due.





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Notwithstanding the provisions of the Certificate, the Company will agree to make payments on the Preferred Shares by wire transfer of immediately available funds to any transferee from NLI or an affiliate of NLI (or successive transferees from such a transferee) who so requests if such transferee holds not less than 15% of the aggregate liquidation preference of the Preferred Shares at the time outstanding. Upon request of NLI, such affiliate or such a transferee, the Company will enter into a written agreement with such transferee to the foregoing effect. Nothing in this paragraph shall affect the rights of any holder of Preferred Shares who is not entitled or does not elect to receive payments in accordance with this paragraph to receive dividends as provided in the Certificate.

      (c) The Company will use reasonable efforts to cause the New York Stock Exchange to determine that NLI may exercise its rights under Section 5.1(d) of the Investment Agreement from time to time without the necessity of a stockholder vote, and will provide NLI with an opportunity to comment on submissions to and (subject to the Company's reasonable discretion) to attend meetings with the New York Stock Exchange in this regard. Unless the New York Stock Exchange rules that no such stockholder approval is required, the Company will submit to stockholders at its 1995 annual meeting, and use its best efforts to cause them to approve, a proposal reserving 13.7 million shares of common stock for issuance to NLI on exercise of its preemptive rights. Whenever all such shares have been used, the Company will submit to its stockholders at its next annual meeting, and use its best efforts to cause them to approve, an additional reservation of not less than the same number of shares for the same purpose. If at any such meeting such a proposal is defeated, the Company shall have no further obligations to submit such proposals to its stockholders.

       (d) Except as explicitly provided for herein, before the closing the Company shall not do any act that would result in an adjustment of the exercise price under the Warrant had it been issued on the date hereof or the Conversion Price of the Series A Preferred Stock.

       (e) So long as NLI holds any Preferred Shares, the Company will not without NLI's written consent permit any amendment to the Certificate that adversely affects the preferences, special rights or powers thereof.

       Section 4. Conditions of Closing. The Company and NLI agree that the sale of the Shares and the Interest shall be conditioned on and subject to the accuracy on and as if made on the Closing Date of the other's representations and warranties, performance of the other's covenants and other obligations hereunder, receipt of a certificate signed by an authorized




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

officer of the other confirming such accuracy and performance and in the case of NLI's obligations to the following further conditions:

     (a) Thomas A. Russo, Esq., counsel to the Company, shall have furnished to NLI his written opinion, dated the Closing Date, in form reasonably satisfactory to NLI and its counsel, to the effect that:

     (i) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware;

     (ii) this Agreement has been duly authorized, executed and delivered by the Company and is, and the Existing Documents as amended hereby each is, enforceable against the Company in accordance with its terms (subject to customary exceptions);

     (iii) the execution and delivery of this Agreement, the issuance and delivery of the Shares and the transfer of the Interest, the consummation by the Company of the transactions contemplated herein and compliance by the Company with the terms of this Agreement and the Existing Documents as amended hereby and the Certificates do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Named Subsidiaries under
(A) the Restated Certificate of Incorporation or By-laws of the Company or (B) any material agreement, indenture or instrument or any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) or any judgment, order or decree of any court or governmental agency having jurisdiction over the Company, any of the Named Subsidiaries or their property;

     (iv) no filing, authorization, approval, consent, order, registration, qualification or license of or with any court or governmental regulatory body or authority (other than such consents, approvals, authorizations, registrations, qualifications or filings as have been made or obtained or as may be required under the securities or blue sky laws of the various states and filings referred to under Section 4(e) hereof (including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and other than the filing of the Certificates with the Secretary of State of the State of Delaware) is required for (A) the valid authorization, issuance, sale and delivery of the Shares and the transfer of the Interest hereunder and of the Conversion Shares, the Warrant and the Warrant Shares, (B) the valid execution and delivery by the Company of this Agreement or (C) the consummation by the Company




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of the transactions contemplated in this Agreement except with respect to registration rights contained in the 1990 Agreement and filings for listing the Common Stock;

     (v) the certificates representing the Shares are in due and proper form, and the Shares have been duly authorized and validly issued and upon payment of the consideration provided in Section 2, will be fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder; the shares of Common Stock issuable on conversion of the Series A Preferred Stock and exercise of the Warrant have been duly authorized and reserved for issuance upon conversion or exercise, and when issued upon conversion or exercise will be validly issued, fully paid and non-assessable, and no holder thereof will be subject to personal liability by reason of being such a holder; the Preferred Shares and the Series A Preferred Stock have such designation, preferences, limitations and relative rights as set forth in the respective Certificates and such designation, preferences, limitations and relative rights are valid under Delaware law;

     (vi) the Company does not have any Significant Subsidiaries except for the Named Subsidiaries; and

     (vii) neither the Company nor any of the Named Subsidiaries is in violation of its corporate charter or By-laws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole.

     Such opinion, in addition, shall be to such further effect with respect to other legal matters relating to this Agreement as counsel to NLI may reasonably request.

     (b) Counsel to NLI shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance of the Shares and the issuance and delivery of the Shares and the sale of the Interest as herein contemplated and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and delivery of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to NLI and its counsel.

     (c) Simultaneously with the sale to NLI of the Shares and the Interest to be purchased by it at the closing, the Company shall have sold and received payment for the securities




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



to be purchased by Amexco in accordance with the Purchase and Exchange Agreement between it and the Company in the form heretofore furnished by the Company to NLI and Amexco shall have sold approximately 441,600 shares of Common Stock to the Company's executive officers for a price of approximately $11.3 million.

     (d) The long-term senior debt securities of the Company shall be rated "A3" by Moody's Investor Services and "A" by Standard & Poor's and shall not have been placed on Creditwatch or any similar list with negative implications.

     (e) All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired, all other applicable government approvals (including those of the Bank of Japan and the Ministry of Finance) shall have been obtained in form reasonably satisfactory to NLI and no action or proceeding shall be pending or threatened challenging NLI's acquisition of the Shares or the Interest.

     (f) The Assignment Agreements and the Consent to Assignment in the form of Exhibit F shall have been executed and delivered by all parties thereto and shall be in full force and effect (it being understood that the Company and Amexco will continue to request that the parties to the Consent to Assignment execute it in a form containing the changes heretofore proposed by NLI).

     The obligations of the Company hereunder are conditioned on the execution and delivery to the Company by NLI of a Purchaser's Agreement substantially in the form of Exhibit G hereto.

     Section 5.  Amendments to Existing Documents.

     (a)  Effective as of the closing:

     (i) The definition of Registrable Securities in Exhibit 1 to the Investment Agreement and in Exhibit 13 to the 1990 Agreement shall be amended to read in its entirety as set forth in Exhibit H-1 hereto.

     (ii) Exhibit 13 to the 1990 Agreement shall be amended by adding thereto a new Section 4.4 to read as set forth in Exhibit H-2 hereto.

     (iii) Section 7.1 of the Investment Agreement shall be amended to read in its entirety as set forth in Exhibit H-3 hereto.

     (iv) Section 7.4 of the 1990 Agreement shall be amended to read in its entirety as set forth in Exhibit H-4 hereto.

     (v) The first paragraph of Section 5.1(d) of the Investment Agreement shall be amended to read in its entirety as set forth in Exhibit H-5 hereto.

     (vi) The introduction to Section 4.1 of Exhibit 13 to the 1990 Agreement shall be amended to read in its entirety as set forth in Exhibit H-6 hereto.

     (vii) Section 5.3(a) of the Investment Agreement shall be amended to read in its entirety as set forth in Exhibit H-7 hereto.

     (viii)  Article VIII of the 1990 Agreement shall be deleted.

     (ix) The definition of Investor Minimum Investment in Schedule 1 to the Investment Agreement shall be amended to read in its entirety as set forth in Schedule H-8 hereto.

     (b) Except as herein provided, the Existing Agreements and the Series A Preferred Stock shall remain unchanged and in full force and effect, and each reference to any of the Existing Agreements and words of similar import in the Existing Agreements and the Series A Preferred Stock shall be a reference to such Existing Agreement or the Series A Preferred Stock as amended hereby or pursuant hereto and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

     (c) NLI hereby waives its rights under Section 5.2(d) of the Investment Agreement, as amended by the 1990 Agreement.

     Section 6. Notices. Any notice to NLI shall be sufficient if given in writing delivered in person or by mail or courier addressed to NLI at its address set forth above, to the attention of the International Finance and Planning Department, any notice to the Company shall be sufficient if given in writing delivered in person or by mail or facsimile (No. (212) __________) addressed to the Company at 3 World Financial Center, New York, New York 10285, to the attention of each of Treasurer and Chief Legal Officer and any notice to Amexco shall be sufficient if given in writing delivered in person or by mail or facsimile (No. (212) 267-9061) addressed to it at American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10285, to the attention of each of Treasurer and General Counsel, or such other address as any party may, from time to time, designate in a written notice in a like manner.

Notice shall be deemed delivered on the business day after it is received by the recipient.

     Section 7. Binding Agreement. This Agreement shall be binding upon NLI, the Company and Amexco and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of any person or persons who control NLI within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      Section 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

      Section 9. Injunctions. Irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

      Section 10. Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

      Section 11. Further Assurances. Subject to the specific terms of this Agreement, the parties shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

      Section 12. Waivers, Etc. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by any party hereto therefrom shall in any event be effective unless the same shall be in writing, and then shall be effective only in the specific instance and for the purpose for which given.

     Section 13. Publicity. No party hereto shall make any disclosure concerning the contents of this Agreement prior to the Closing Date unless the form of such disclosure is acceptable to the others, unless required by law.

     Section 14. Miscellaneous. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions including without limitation the letter of intent dated April 4, 1994. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

     Section 15. Indemnity. NLI agrees that it will indemnify the Company for any income tax expense that it might incur, Federal and state and local (including interest and penalties) as well as any penalty for failure to withhold tax, arising out of the transfer by the Company to NLI of the property described in this Agreement. NLI further agrees to reimburse the Company for any costs incurred as a result of the above. However, the Company agrees, should NLI so request and the Company in its good faith discretion concur, to permit at its own cost NLI's selected counsel to contest the assertion by any tax authority of any amount for which indemnification is provided. The foregoing, however, shall not include any indemnification for amounts received by the Company from Amexco under Section 17 of the Tax Allocation Agreement in the form heretofore provided, entered into between the Company and American Express, as that provision relates to the NLI purchase described above.

     If the foregoing correctly sets forth our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, Amexco and NLI.


                                                   Very truly yours,

                                                   LEHMAN BROTHERS HOLDINGS INC.


                                                   By:_________________________
                                                      Name:
                                                      Title:


                                                   AMERICAN EXPRESS COMPANY


                                                   By:__________________________
                                                      Name:
                                                      Title:

ACCEPTED at Tokyo, Japan
as of the date first
above written.

NIPPON LIFE INSURANCE COMPANY


By:__________________________
   Name:
   Title:

                                                                       Exhibit C

                    AGREEMENT IN CONNECTION WITH ASSIGNMENT


     American Express Company ("AXP"), Nippon Life Insurance Company ("NL") and Lehman Brothers Inc. ("LB") hereby notify Smith Barney Shearson Inc. (formerly Smith Barney, Harris Upham & Co. Incorporated) ("SBS") that LB has assigned to AXP and NL, as assignees, all of LB's right, title and interest in, to and under that certain ADDITIONAL PURCHASE PRICE-BASED ON PROFIT PARTICIPATION AGREEMENT and that certain ADDITIONAL PURCHASE PRICE BASED ON REVENUE AGREEMENT, each dated as of July 31, 1993, and entered into by and between LB and SBS (collectively, the "Additional Purchase Price Agreements").

     1. Payments Due On and After the Date Hereof. LB directs that from and after the date hereof, SBS shall make all payments which are due from and after the date hereof under the Additional Purchase Price Agreements to AXP and NL as jointly instructed by NL and AXP, and LB agrees that LB shall have no interest in or right to receive any such payments from SBS under the Additional Purchase Price Agreements. AXP and NL agree to hold SBS harmless from any claim by LB that LB is entitled to receive any payment under the Additional Purchase Price Agreements that SBS has made to AXP and NL pursuant to such assignment and in accordance with their joint payment instructions.

     2. Joint Payment Instructions. NL and AXP jointly instruct SBS from and after the date hereof to wire transfer the funds payable under the Additional Purchase Price Agreements as follows:

     (a) ______ percent of each payment to AXP as follows:___________,





     (b) __________percent of each payment to NL, as follows:
         __________________.




Each party may change its bank account for the wire transfer of funds by notification to SBS, but any change in the percentage of each payment to be made to AXP and NL shall be effective only upon instructions given to SBS signed by both AXP and NL.

     3. Objections, consultations and determinations. AXP and NL hereby agree that (a) AXP shall be the sole assignee entitled to present objections to SBS regarding any calculations made by SBS under the Additional Purchase Price Agreements and shall be the sole assignee entitled to resolve any such objections with SBS or pursuant to the arbitration procedure called for under the Additional Purchase Price Agreements, and (b) AXP shall be the sole assignee entitled to consult with SBS and make the determinations and adjustments envisioned by Section 3 of the ADDITIONAL PURCHASE PRICE-BASED ON PROFIT PARTICIPATION AGREEMENT. SBS shall be fully protected in dealing solely with AXP with respect to resolving any such objections and making any such consultations, determinations and adjustments and shall have no obligation whatsoever to consult with, notify or obtain consent of NL in connection therewith. AXP on its part shall have no obligation whatsoever to consult with, notify or obtain consent of NL in regard to presenting any such objections, resolving any such objections, or making any such consultations, determination and adjustments and its actions taken in this regard shall bind both assignees. AXP may take or refrain from taking any such action in its sole discretion and it shall have no liability whatsoever to NL with regard to any such action taken or with regard to its omission to take any such action, and NL agrees that while AXP's actions shall be final, conclusive and binding upon both AXP and NL for purposes of the Additional Purchase Price Agreements, AXP does not undertake to act as an agent of or a fiduciary for NL.

     4. LB acknowledges that it has no further rights under the Additional Purchase Price Agreements with respect to any such objections, determinations or adjustments and that LB shall no longer be deemed a party thereto.

Dated: _________________

                                  AMERICAN EXPRESS COMPANY


                                  By:_____________________


                                  NIPPON LIFE INSURANCE COMPANY


                                  By:____________________

                                  LEHMAN BROTHERS INC.


                                  By:____________________

ACKNOWLEDGED:


SMITH BARNEY SHEARSON INC.


By:_________________________

                                                                    Exhibit D

                              ASSIGNMENT AGREEMENT


     ASSIGNMENT made this ___ day of 1994, by Lehman Brothers Inc. (formerly known as Shearson Lehman Brothers Inc., "LB") to American Express Company ("AXP") and Nippon Life Insurance Company ("NL").


     1. Assignment. LB hereby assigns to AXP and to NL, in the respective proportions set forth on Exhibit A hereto, all right, title and interest of LB in, to and under that certain ADDITIONAL PURCHASE PRICE-BASED ON PROFIT PARTICIPATION AGREEMENT and that certain ADDITIONAL PURCHASE PRICE BASED ON REVENUE AGREEMENT, each dated as of July 31, 1993 and entered into by and between LB and Smith Barney, Harris Upham & Co. Incorporated (now known as Smith Barney Shearson Inc., "SBS"), (collectively, the "Additional Purchase Price Agreements", true copies of which including amendments have been furnished to AXP and NL) and all amounts receivable which LB is entitled to receive thereunder on and after the date hereof under the Additional Purchase Price Agreements; provided, however, that (a) AXP shall be the sole assignee entitled to present objections to SBS regarding any calculations made by SBS under the Additional Purchase Price Agreements and shall be the sole assignee entitled to resolve any such objections with SBS or pursuant to the arbitration procedure called for under the Additional Purchase Price Agreements, and (b) AXP shall be the sole assignee entitled to consult with SBS and make the determinations and adjustments envisioned by Section 3 of the ADDITIONAL PURCHASE PRICE-BASED ON PROFIT PARTICIPATION AGREEMENT. SBS shall be fully protected in dealing solely with AXP with respect to resolving any such objections and making any such consultations, determinations and adjustments and shall have no obligation whatsoever to consult with, notify or obtain consent of NL in connection therewith. AXP on its part shall have no obligation whatsoever to consult with, notify or obtain consent of NL in regard to presenting any such objections, resolving any such objections, or making any such consultations, determinations and adjustments and its actions taken in this regard shall bind both assignees. AXP may take or refrain from taking any such action in its sole discretion and it shall have no liability whatsoever to NL with regard to any such action taken or with regard to its omission to take any such action, and NL agrees that while AXP's actions shall be final and conclusive for purposes of the Additional Purchase Price Agreements, AXP does not undertake to act as an agent of or a fiduciary for NL; provided, that AXP shall act in good faith and in a manner that is fair to and does not discriminate aginst NL. AXP shall keep NL reasonably informed with respect to its actions hereunder, and will not be entitled to receive any remuneration for its performance hereunder.

     2. Representations and Warranties. LB represents and warrants to AXP and NL as follows:

          (a) LB is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute, deliver and perform this Assignment. The execution and delivery of this Assignment and consummation the transactions provided for herein have been duly authorized by LB by all necessary corporate action.

          (b) The execution, delivery and performance by LB of this Assignment does not and will not conflict with, violate, result in a breach of any of the material terms or provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which LB is a party or by which it is bound or to which any of its assets are subject, nor will such actions result in any violation of the provisions of the charter or by-laws of LB or any material violation of any statute or any order, rule or regulation of any court or governmental authority or administrative agency or self regulatory organization applicable to or having jurisdiction over LB or any of its subsidiaries.

          (c) There are no proceedings or investigations pending or, to the best of LB's knowledge, threatened against LB, before any court or regulatory body, administrative agency, arbitration or other tribunal or governmental instrumentality seeking to prevent the execution, delivery or performance of this Assignment or seeking any determination or ruling that, in LB's reasonable judgment, would adversely affect LB's execution, delivery or performance of this Assignment.

          (d) No consent, approval, authorization, or order of, or filing or registration with, any court or governmental agency or body, and no consent or approval of any other person, corporation or entity is required for the execution, delivery and performance of this Assignment.

          (e) LB is the sole owner of any interest in the Additional Purchase Price Agreements and LB's rights in, to and under such Agreements are owned by LB free and clear of all liens, encumbrances, equities or claims; upon execution and delivery of this Assignment, all of LB's interest in, to and under the Agreements will by assigned and conveyed to AXP and NL, in the proportions set forth on Exhibit A, free and clear of all liens, encumbrances, equities or claims of any person claiming through or under LB or any of its affiliates.

          (f) This Assignment constitutes a legal, valid and binding obligation of LB, enforceable against LB in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity.

     3. Other Documents. LB shall deliver to AXP and NL all other documents that may be necessary to effectuate the purposes of this Assignment.


     4. Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of AXP and NL, and shall be binding upon the successors and assigns of LB.


     5. Notices. All notices or other documents under this Agreement shall be in writing and delivery personally or mailed by certified mail, postage prepaid, addressed to the parties at their addresses set forth in Exhibit B.


     6. Non-Waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.


     7. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.


     8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     9. Relationship. This Agreement shall not be deemed to create a partnership or tenancy-in-common between AXP and NL, and AXP shall have no rights with respect to the property assigned to NL hereunder except as explicitly provided in paragraph 1.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instruments.


     IN WITNESS WHEREOF, LB has caused this Assignment to be executed by this duly authorized offices as of the date first above written

                                            LEHMAN BROTHERS INC.


                                            By: ____________________________
                                                Name:
                                                Title:

ATTEST:

________________________
Name:
Secretary:

     The undersigned hereby accept the foregoing assignment upon the terms and conditions stated above.

                                            AMERICAN EXPRESS COMPANY


                                            By:_____________________________
                                               Name:
                                               Title:


                                            NIPPON LIFE INSURANCE COMPANY


                                            By:____________________________
                                               Name:
                                               Title:

                                                                    Exhibit A to
                                                            Assignment Agreement


     AXP shall be entitled to receive ____% of all amounts receivable which LB is entitled to receive on and after ___________, 1994 under the Additional Purchase Price Agreements.


     NL shall be entitled to receive _____% of all amounts receivable which LB is entitled to receive on and after ________, 1994 under the Additional Purchase Price Agreements.

                                                                  Exhibit F to
                                                                 1994 Agreement




                             CONSENT TO ASSIGNMENT


     Smith Barney Shearson Inc. ("SBS") hereby consents to the assignment by Lehman Brothers Inc. ("LB") to American Express Company ("AXP") and to Nippon Life Insurance Company ("NL"), as assignees, of all of LB's right, title and interest in, to and under that certain ADDITIONAL PURCHASE PRICE-BASED ON PROFIT PARTICIPATION AGREEMENT and that certain ADDITIONAL PURCHASE PRICE BASED ON REVENUE AGREEMENT, each dated as of July 31, 1993, and entered into by and between LB and SBS (the "Additional Purchase Price Agreements"), provided that
(a) AXP and NL shall jointly instruct SBS as to where SBS shall make payment of the amounts payable under the Additional Purchase Price Agreements and as to the delivery of the statement and calculations to be provided to AXP and NL thereunder and (b) AXP, NL and LB shall deliver their agreement in the form of Exhibit A hereto to SBS.


Dated:

                                          SMITH BARNEY SHEARSON INC.


                                          By:______________________


                                          THE TRAVELERS INC.


                                          By:_______________________

                                                                    Exhibit G to
                                                                  1994 Agreement

                                (NLI Letterhead)

                                                                    May __, 1994

Lehman Brothers Holdings Inc.
3 World Financial Center
New York, NY  10285

Attention:  Treasurer

Dear Sirs:

     We have purchased for our own account from you ______ shares of Redeemable Voting Preferred Stock and ______ shares of Common Stock (the "Securities") of Lehman Brothers Holdings Inc. (the "Company").

     All of the Securities should be registered in the name of:

                               (Purchaser's Name)

     We understand that the Securities have not been registered under the Securities Act of 1933 (the "Act") or under state securities laws, and we hereby advise you that we intend to hold the Securities for our own account and for investment purposes and (subject to our property being at all times within our control) not with a view to any resale, distribution or other disposition thereof in violation of any federal or state securities laws. We further understand that the certificate(s) for the Securities bear a legend to the effect that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless registered or exempt from registration under the Act and applicable state securities laws.

    We hereby advise the Company that we have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of our investment in the Securities and we are capable of bearing the economic risks of such investment, including a complete loss of our investment.

   We will not offer to sell, sell or otherwise dispose of any of the Securities in violation of the Act.


                                                   NIPPON LIFE INSURANCE COMPANY



                                                   By __________________________
                                                      Name:
                                                      Title:

                                                                     Exhibit H-1



     "Registrable Securities" means Series A Shares and any shares of Company Common Stock either held by Investor or any direct or indirect transferee of Investor or issuable upon any exercise or conversion. As to any proposed offer or sale of Registrable Securities, such securities shall cease to be Registrable Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act.

                                                                     Exhibit H-2


     4.4. Offerings Not Involving a Registration Statement. At the request of the Investor in connection with an offering of Registrable Securities not to be effected pursuant to a registration statement, the Company, will, as soon as practicable, prepare in cooperation with the Investor and the managing underwriters (if any) for such proposed offering a suitable offering circular containing a description of Company, the proposed offering and other appropriate matters. In any case where an offering is not being effected pursuant to a registration statement, to the extent applicable, the obligations under this Agreement shall apply, mutatis mutandis, to any such offering circular and offering procedures. In furtherance but not in limitation of the foregoing, Company shall keep such offering circular current so that it does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading for so long as shall be necessary to permit the distribution of the Registrable Securities in accordance with such offering circular and any related underwriting agreement (but in any event not longer than six months), and the agreements of Company herein shall be appropriately modified to reflect the fact that such offering is not being made pursuant to a registration statement or pursuant to the registration provisions of the Securities Act.

                                                                     Exhibit H-3


     Section 7.1. Company's Rights of First Refusal. Subject to Sections 5.3(a) and 8.1(b), prior to making any offer to sell, sale or transfer (whether for cash or other consideration) of Voting Stock of the Company, the Investor shall give the Company the opportunity to purchase such Voting Stock in the following manner:

     (a) The Investor shall give notice (the "Transfer Notice") to the Company in writing of such intention, specifying the name of the proposed transferee(s) or the proposed manner of sale to transferees not then known, the amount and class (or series) of Voting Stock proposed to be sold, the proposed price per share therefor (which price may be a price determined by application of a formula, such as the average closing price for such Voting Stock on the New York Stock Exchange or the American Stock Exchange for a specified number of days prior to a sale date) (the "Transfer Price"), the other material terms upon which such sale is proposed to be made and all other relevant information requested by the Company.

     (b) The Company shall have the right, exercisable by written notice given by the Company to the Investor within ten Business Days after receipt of such Transfer Notice, to purchase all of the Voting Stock specified in the Transfer Notice, for cash at a price per share equal to the Transfer Price; provided, however, that if the Investor proposes to sell Voting Stock pursuant to a third party offer consisting in whole or in part of consideration other than cash, and the Company exercises its rights of first refusal, the Company shall pay to the Investor, in lieu of such non-cash consideration, an amount equal to the then fair cash value thereof. The then fair-cash value of any such non-cash consideration shall be agreed upon by the Company and the Investor or failing such agreement, shall be conclusively determined, at the request of the Company or the Investor by such internationally recognized investment banking or other advisory firm as the Company and the Investor shall agree upon for such purpose. For this purpose, the Company and the Investor shall use their best efforts to cause any determination of the value of any securities or other property included in the Transfer Price to be made within seven Business Days after the date of delivery of the Transfer Notice. If the Company and the Investor are unable to agree upon the value of any such securities or other property within such seven-day period, the determination of such independent investment banking or other advisory firm of international standing shall be conclusive. Delivery of and payment for the shares purchased pursuant to this clause (b) may be delayed by the Company or by the Investor for such reasonable time as is required for such determination to be made and communicated to the Company and the Investor. The fees and reimbursable expenses of any person or persons making the foregoing determinations shall be shared equally by the Company and the Investor.

     (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Voting Stock with respect to which such right has been exercised shall take place on a Business Day within the later of 30 days after (i) the Company gives notice of such exercise or (ii) the determination by such investment banking or other advisory firm, and for such time as the Company may reasonably require in order to comply with applicable laws and regulations. Upon exercise by the Company of the right of first refusal under this Section 7.1, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use its best efforts to secure any approvals required, and to comply with all Federal, state and foreign laws and regulations and stock exchange listing requirements applicable, in connection therewith as soon as practicable.

     (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Investor shall be free, during the period of 60 calendar days following the expiration of such time for exercise, to sell the Voting Stock specified in such Transfer Notice at a price at least as high (or at a price determined by the same, or more favorable to the Investor, formula), in the manner and on terms no less favorable to the Company than were specified in the Transfer Notice. Voting Stock not so sold by the Investor within such period shall again become subject to the procedures provided in this Section 7.1.

     (e) Anything herein to the contrary notwithstanding, the Company's rights of first refusal shall not apply with respect to a sale in an underwritten public offering designed to result in a broad distribution of shares.

                                                                     Exhibit H-4


     Section 7.4. Company Purchase Rights on Series A Shares. (a) In addition to the rights of redemption set forth in Section 5 of Exhibit 14, Company may at its option require Investor or Investor's Affiliates to sell to Company outstanding Series A Shares on any Dividend Payment Date on or after June 15, 1992 upon at least 30 days' and not more than 45 days' prior written notice to Investor thereof at the purchase price of $39.10 per share plus accumulated and unpaid dividends (whether or not earned or declared) to the date fixed for purchase:

                                        Number of Shares Investor is
                                        is Required to Sell
                                        ----------------------------

to and including
June 15, 1993. . . . . . . . .          up to 2,600,000 minus the number of Series A Shares redeemed pursuant to the terms thereof, converted into shares of Company Common Stock or exchanged for Parent Common Shares prior to the date fixed for sale.

thereafter to and including
June 15, 1994. . . . . . . . .          up to 5,200,000 minus the number of Series A Shares redeemed pursuant to the terms thereof, converted into shares of Company Common Stock or exchanged for Parent Common Shares or purchased by Company pursuant to this Section 7.4 prior to the date fixed for sale.

thereafter to and including
June 15, 1995. . . . . . . . .          up to 7,800 minus the number of Series A Shares redeemed pursuant to the terms thereof, converted into shares of Company Common Stock or exchanged for Parent Common Shares or purchased by Company pursuant to this Section
                                        7.4 prior to the date fixed for sale.
thereafter to and including
June 15, 1996. . . . . . . . .          up to 10,400,000 minus the number of Series A Shares redeemed pursuant to the terms thereof, converted into shares



                                         of Company Common Stock or exchanged for Parent Common Shares or purchased by Company pursuant to this Section 7.4 prior to the date fixed for sale.

thereafter. . . . . . . . . .            up to 13,000,000 minus the number of Series A Shares redeemed pursuant to the terms thereof, converted into shares of Company Common Stock or exchanged for Parent Common Shares or purchased by Company pursuant to this Section 7.4 prior to the date fixed for sale.

provided, however, the Company shall not have the right to require such a sale of Series A Shares unless the Average Market Price of Parent Common Shares on the date upon which notice of required sale is first given is above the applicable Exchange Price then in effect; and provided further that the effective date of any required sale pursuant to this Section 7.4 shall be delayed for up to one (1) year to the extent necessary for Investor or Company, as the case may be, to allow compliance with any laws or regulations applicable to the exercise of Investor's exchange rights.

                                                                    Exhibit H-5


     (d) Equity Purchase Rights. So long as the Investor owns directly or indirectly at least the Investor Minimum Investment, if the Company shall not have outstanding Public Company Stock, or if it shall have outstanding Public Company Stock and such stock shall be listed on a national securities exchange in the United States, which exchange does not prohibit the granting of equity purchase rights of the type set forth in this clause (d) (the "Equity Purchase Rights"), the Investor shall have Equity Purchase Rights.

                                                                     Exhibit H-6

     4.1. Registration and Qualification. If and whenever Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 and 3 hereof, Company will cooperate with the Investor as it reasonably requests in order to or facilitate as soon as practicable the registration and disposition of such Registrable Securities and will as promptly as is practicable:

                                                                     Exhibit H-7


     Section 5.3.  Covenants of Investor.

     (a) Transfers. Neither the Series A Preferred Stock nor any shares of Voting Stock received upon conversion thereof nor any Equity Purchase Shares purchased with respect thereto ("Agreement Shares") owned by the Investor shall be transferable prior to the seventh anniversary of the Closing Date without the prior written consent of the Company. Shares of Voting Stock (including any Equity Purchase Shares purchased with respect thereto) otherwise acquired by the Investor, and, after the seventh anniversary of the Closing Date, Agreement Shares, shall be freely transferable, subject only to the Company's rights of first refusal under Section 7.1, and provided that, in the case of Agreement Shares, each such transferee agrees to be bound by the provisions of Sections 5.3 and 7.1 as if such transferee were the Investor.

     Notwithstanding the preceding paragraph, the foregoing restrictions on transfers shall not apply:

          (i) to transfers to or among Affiliates of the Investor or back to the Investor, if the transferee agrees to be bound by this Agreement as if it were the Investor, in which case such transferee shall have all of the benefits of this Agreement;

          (ii) to transfers to the Parent or to Affiliates of the Parent;

          (iii) other than the Company's rights of first refusal pursuant to
     Section 7.1, to transfers made upon the exercise by the Purchaser of a Registration Reduction Option pursuant to Section 5.2(d)(ii);

          (iv) after the seventh anniversary of the Closing Date, other than the Company's rights of first refusal pursuant to Section 7.1, to Company Common Stock if the Company has Public Company Stock outstanding and the Investor exercises its registration rights under Exhibit 13 to the 1990 Agreement with respect to such Company Common Stock or otherwise proposes to sell such Common Stock;

          (v) (a) at such time that the Company has Public Company Common
     Stock outstanding or (b) subject to the Company's rights of first refusal pursuant to Section 7.1, after December 31, 1999, to transfers of Voting Stock (including any Equity Purchase Shares purchased with respect thereto) otherwise acquired by the Investor, in an aggregate amount of not more than 2% of the then Outstanding Voting Stock in any six-month period commencing on January 1 and ending on June 30, and commencing on July 1 and ending on December 31 of each year; and

          (vi) to transfers to any Person, where the offer by such Person to purchase the Voting Stock owned by the Investor (whether in the context of a tender offer, a merger or otherwise) has been approved by the Company.

     The above restrictions on transfer shall not apply to the Company Warrant or to the Company Warrant Common Stock (or to Equity Purchase Shares or other Voting Stock received with respect thereto), each as defined in the 1990 Agreement, which securities shall be subject to the restrictions of Section 7.3 of the 1990 Agreement.

                                                                     Exhibit H-8


     "Investor Minimum Investment" means an amount of Series A Shares or Voting Stock having an aggregate value, determined on the basis of each Series A Share or share of Voting Stock having a value equal to the purchase price therefor (or in the case of Voting Stock issued on conversion of the Series A Shares, the Conversion Price, or in the case of Voting Stock issued on exercise of the Warrant, the Warrant Price, in each case as in effect at the time of conversion or exercise, of not less than two- thirds (2/3) the Aggregate Purchase Price. The purchase price of Series A Shares or Voting Stock shall be proportionately adjusted in the event of any dividend consisting of Series A Shares or Voting Stock, as the case may be, or any subdivision or combination of such Series A Shares or Voting Stock.